EXHIBIT 10.46

Lease Agreement

Basic Lease Information

A.	Lease Date	December 16, 2002

B.	Landlord	Clariant Corporation

C.	Landlord’s Address	4000 Monroe Road, Charlotte, NC 28205

D.	Tenant	SCR-Tech LLC

E.	Tenant’s Address	11701 Mt. Holly Road, Charlotte, NC 28214

F.	Premises	as identified on attached Schedule F

G.	Premises Address	11701 Mt. Holly Road, Charlotte, NC 28214

H.	Buildings	as identified on attached Schedule F

I.	Occupancy Dates	as identified on attached Schedule I

J.	Initial Term of Lease	December 12, 2002 to June 30, 2012 (ten years); each “Lease Year” is from July 1 to June 30

K.	Renewal Terms	two (2) sequential 5 year terms, at Tenant’s option

L.	Base Rent	as identified on attached Schedule L

M.	Adjustments to Base Rent	as identified on attached Schedule M

N.	Security Deposit	as identified on attached Schedule N

O.	Site Service Expenses	Tenant pays as per attached Schedule O

P.	Tax Expenses	Tenant pays as per attached Schedule P

Q.	Utility Expenses	Tenant pays as per attached Schedule Q

R.	Permitted Uses	production, R&D, lab, storage and administration (office)

S.	Brokers, if any	none

T.	Right of Recession	either party may rescind lease without any further liability to the other party if WWTP re-permitting is finally denied

Schedules to Lease Agreement

Schedule F Premises (see also Attachment 2 – Plot Plan)

Parcel “A” –	Building 48 (28,800 sf) – Production
Parcel “B1” –	Building 21A (13,280 sf) – Warehouse
Parcel “B2” –	Building 21 (20,477 sf) – Warehouse
Parcel “C” –	Building 37 South Wing (800 sf) - Office
Parcel “D” –	Building 11 (400 sf) – Laboratory

Schedule I Occupancy Dates

Parcels “A & C” –	on lease commencement date (July 1, 2002)
Parcel “B1” –	no later than June 30, 2003
Parcel “B2” –	at Tenant option to lease and right of first refusal within 3 yrs. (June 30, 2005)
Parcel “C” –	on lease commencement date (July 1, 2002), at Tenant option can expand to 3,185 sf within 1 yr. (June 30, 2003)
Parcel “D” -	at Tenant production start date (est. Oct. 2002)

Schedule L Base Rent

Initial Term:	Parcel A	$ 4.00/sf yr. ($115,200 per year, or $9,600.00 per month)
	Parcels B1 & B2	$ 2.40/sf yr.
	Parcels C & D	$11.00/sf yr. ($13,200 per year, or $1,100.00 per month)

Renewal Terms: carry-over basis (rent in effect on June 30, 2012 will be the new base rent as of the 1st day of the first optional Renewal Term; rent in effect on June 30, 2017 will be the new base rent as of the 1st day of the second optional Renewal Term)

All rent payments are due on 1st day of each month.

Schedule M Adjustments to Base Rent

Initial Term: CPI-based adjustments of the Base Rent after 1st 2 yrs., then annually. On July 1, 2004, and annually thereafter, Base Rent for all Parcels will be adjusted by the percentage change in the U. S. Dept. of Labor’s Consumer Price Index (“All Urban Consumers, U.S. City Average” [“CPI-U”], South Region, All Items [1982-84= 100]) between the last published monthly CPI Index before July 1st, and the corresponding CPI Index 12 months earlier (“Adjusted Base Rent”).

Example: On July 1, 2004, the last published monthly CPI Index is for the month of May 2004, and such CPI Index is “182.” The corresponding CPl Index 12 months earlier is May 2003, and such CPI Index is “176.” The percentage change is

[182 -178] +176 = .034, or 3.40%. The annual Base Rent for the period July 1, 2004 to June 30, 2005 will be increased by 3.40%.

Adjusted Base Rent, as calculated above, becomes the Base Rent applicable for the next annual period.

Renewal Terms: annual CPI-based adjustments, using the same methodology as described above.

CPI Index data to be relied upon is as published by the U.S. Dept of Labor at http://www.bls.gov/news.release/cpi

Schedule N Security Deposit

(a) 3 months rent as security deposit due on lease signing ($32,100.00).

(b) an additional 3 months rent as security deposit due on December 1, 2002 ($32,100.00).

(c) first security deposit ($32,100.00) to be refunded to Tenant on December 1, 2003 if Tenant is not then in default under any material terms of the Lease Agreement.

(d) second security deposit ($32,100.00) to be refunded to Tenant at expiration of Lease Agreement if Tenant is not then in default under any material terms of the Lease Agreement.

Schedule O Site Service Expenses

In addition to Base Rent, Tenant shall pay a Site Service Expense fee to Landlord, to help defray Landlord’s cost by reason of and associated with the Premises of providing for insurance and taxes, site security, land-scaping, firewater system, ERT, common area maintenance, lockers, canteen, site administration, janitorial etc.

The fee shall be $1.67/sf yr during years 1 & 2 (July 1, 2002 – June 30, 2004), escalating to $1.92/sf yr. in year 3 (July 1, 2004 – June 30, 2005). The fee is payable monthly, in advance on the 1st day of each succeeding month during the Term, and is based on the Parcels leased by Tenant during the preceding month.

As of the beginning of the 4th Lease Year (July 1, 2005) the fee will be adjusted annually for CPI increases, using the same data and methodology as described in Schedule M.

Additionally, Landlord may pass-through to Tenant. Tenant’s proportionate share of any year over year increases in property tax or insurance expenses by reason of the Premises that exceed ten percent (10%). Landlord shall provide at least thirty (30) days advance written notice of any such pass-through.

Professional Services: Professional services by Landlord’s employees may be provided to Tenant on an “as needed/when needed” basis. Tenant is not obligated to take any such services. Professional services will be invoiced at $65.00/hr. As of the beginning of the 3rd Lease Year (July 1, 2004) the fees for Professional Services will be adjusted annually for CPI increases, using the same data and methodology as described in Schedule M.

Schedule P Tax Expenses

The Site Service Expense Fee (Schedule O) includes the amount for covering Landlord’s real property taxes and assessments, which shall be due by reason of the Premises. Tenant shall be solely responsible for all property taxes on its own improvements, installations, additions, machinery, equipment, inventory and the like. Tenant shall pay such taxes directly to the taxing authorities, but if Landlord for any reason pays such taxes, then Tenant will promptly reimburse Landlord upon Landlord’s delivery of an invoice to Tenant.

Schedule Q Utility Expenses

Unless otherwise agreed in writing, during the initial Term Landlord shall provide to Tenant, and Tenant shall accept from Landlord, the following utility services and services at the indicated rates/costs:

(a) Electricity:	metered actual cost
(b) Steam:	metered, price = natural gas cost + fixed cost + mark-up
(c) Proc. H2O:	metered $1.75/1000 gal.
(d) Waste H2O:	$0.03/gal. during lease years 1 & 2 (July 1, 2002 – June 30, 2004); then $0.032/gal. during lease years 3 & 4 (July 1, 2004 – June 30, 2006); then $0.035/gal. thereafter for remainder of Initial Term.
(e) Permitting:	Cost reimbursement for re-permitting WWTP (cost estimation: $18,000)
(f) Solid waste:	Production/office debris disposal included in Site Service Expense fee (disposal of production chemical sludge by Tenant)
(g) Admin. fee for (a)-(f):	$350 per month

The utilities and services shall be billed to Tenant based on the actual consumption at the end of each month.

DATE: This Lease is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth on Page 1, the Schedules set forth in pages 2–4. and this Lease with Attachment No. 1 are and shall be construed as one single instrument and shall be the entire contract between Landlord and Tenant (the entire agreement hereinafter collectively the “Lease”). In case of any conflict, the Schedules set forth in pages 2-4 shall be controlling.

1. PREMISES; OPTIONAL PREMISES: (a) Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. For purposes of this Lease the term “Premises” shall mean and refer to the entirety of the Parcels and Buildings. Only for definition purposes of this Lease the term “Lot” is also covered by the term “Premises” and shall mean and refer to those portions of the Premises exclusive of the Building and shall include, but not be limited to, parking areas, access and perimeter roads, sidewalks, rail spurs, landscaped areas and similar areas and facilities, which are not leased by Tenant, but Tenant shall have the non-exclusive right to use the Lot and shall have access to the Lot and shall utilize its proportionate share of parking areas for parking vehicles. (b) Tenant has option to determine the commencement date for Parcel “B1” and/or additional occupancy of Parcel “C” in accordance with the provisions of Schedule I, by giving written notice to Landlord at least thirty (30) days before occupying such Parcel or parts thereof. (c) Tenant has the option to lease the optional portions of Parcels “B2” in accordance with the provisions of Schedule I, by giving written notice to Landlord at least thirty (30) days before occupying such optional portion. If Landlord desires to lease the optional portion of Parcel “B2” it shall give Tenant written notice thereof, and Tenant shall have thirty (30) days within which to decide to lease such optional portion, by providing written notice to Landlord. If Tenant decides to lease such optional portion of Parcel “B2” after receipt of Landlord’s notice, the lease for such portion shall be effective upon the date of Tenants written notice. If Tenant decides not to lease such optional portion of Parcel “B2,” then such optional portion of Parcel “B2” shall no longer be available to Tenant and Landlord may lease it to third parties. (d) Base Rent shall be adjusted if, as and when additional and optional portions are leased by Tenant. Notwithstanding anything contained in this Lease to the contrary, Tenant is not leasing, and the Premises, Parcels, Buildings and Lots shall not be deemed to include, any subsurface property, including, without limitation, any subsurface soil and subsurface groundwater.

2. COMMENCEMENT DATE; INITIAL TERM AND OPTIONAL RENEWAL TERMS: (a) The Commencement Date of this Lease is July 1, 2002. (b) The Initial Term shall be from the Commencement Date to June 30, 2012, or ten (10) years. (c) Tenant has the option to renew this Lease for one or two five (5) year Renewal Terms, the first Renewal Term being July 1, 2012 to June 30, 2017; and the second Renewal Term being July 1, 2017 to June 30, 2022. If Tenant opts to renew for the first Renewal Term, it shall notify Landlord in writing on or before December 31, 2011 (six months in advance). If Tenant opts to renew for the second Renewal Term, it shall notify Landlord in writing on or before December 31, 2016 (six months in advance).

3. RENT: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the sum of Ten Thousand Fifty-eight and 33/100 ($10,058.33), which amount equals the Base Rent for the first month of the Initial Term of the Lease, and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim (except as otherwise set forth in Section 26 hereof or elsewhere in the Lease), the Base Rent specified in the Basic Lease Information plus, if applicable, any additional Rent based on additional or optional lease of Parcels, payable in advance at Landlord’s address specified in the Basic Lease Information on the actual Commencement Date and thereafter on the first (1st) day of each succeeding month throughout the balance of the Term of this Lease after first giving Tenant credit for the advanced Rent.

Any additional Rent for any partial month shall be payable in advance and shall be prorated on a daily basis. Any Rent is subject to adjustment in accordance with Schedule M. If any change is made in the base year used to calculate the CPI (i.e. 1982-84=100), the new index numbers shall be substituted for the old index numbers in making the calculation provided for herein. In the event the Bureau of Labor Statistics ceases to publish the CPI, or if the CPI otherwise is unavailable, the parties hereto shall substitute a comparable index reflecting changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, bank or other financial institution, or any recognized authority (the “Substitute Index”). The Substitute Index shall thereafter be used to determine the Adjusted Base Rent.

4. SECURITY DEPOSIT: Upon Tenant’s execution of this Lease, Tenant shall deliver to Landlord the first Thirty-two Thousand One Hundred No/100 ($32,100.00) installment and on December 1, 2002 the second Thirty-two Thousand One Hundred No/100 ($32,100.00) installment (both installments as per Schedule N), as a Security Deposit for the performance by Tenant of its obligations under this Lease. If Tenant is in default, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages to the Premises sustained by Landlord resulting from Tenant’s default. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. As soon as practicable after the termination of this Lease (but in no event later than sixty (60) days after such termination). Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, to remedy Tenant’s default(s) hereunder (if any), or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law. Tenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

Without any written notice, Landlord shall refund the first Security Deposit ($32,100.00) to Tenant on December 1, 2003 and second Security Deposit ($32,100.00) to Tenant at expiration of Lease, if Tenant is not then in default under any material terms of the Lease and beyond all applicable notice and periods.

5. TENANT IMPROVEMENTS: Tenant hereby agrees to accept Parcels “A,” “B1” and “B2” on the Commencement Date as suitable for Tenant’s intended use, in cleaned and as-is condition. Tenant hereby agrees to accept Parcels “C” and “D” on the Commencement Date as suitable for Tenant’s intended use, as currently furnished and outfitted by Landlord. Tenant acknowledges and agrees that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant’s business or for any other purpose, including without limitation, any storage incidental thereto. Any exception to the foregoing provisions must be made by express written agreement by both parties.

6. ADDITIONAL RENT: It is intended by Landlord and Tenant that this Lease be a “triple net lease,” excepting only the portion of Site Services Expenses as set forth in Schedule O, Tenant’s Utility Expenses as set forth in Schedule Q, and Tenant’s responsibility for maintenance of the interior of the Premises. The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease as Tenant’s responsibility are to be paid by Tenant directly to the suppliers of the services. If any of such expenses are paid by Landlord, then Tenant shall reimburse Landlord in the form of additional rent (collectively, “Additional Rent”).

6.1 CERTAIN OPERATING EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall directly pay certain operating expenses. The term “Tenant Operating Expenses” as used herein shall mean the total amounts paid or payable by Tenant in connection with the maintenance, repair and operation of the Premises on account of, caused by Tenant. The Tenant Operating Expenses may include, but are not limited to, the following:

6.1.1 cost of insurance of Tenant’s property insuring against fire and extended coverage.

6.1.2 if Tenant uses any additional rail spur for its own business, cost for the maintenance and repair of any rail spur, and for the creation and negotiation of, and pursuant to, any rail spur or track agreements, licenses, easements or other similar undertakings;

6.2 TAX EXPENSES: As set forth in Schedule P, in addition to the Base Rent set forth in Section 3, Tenant shall pay (either directly to the taxing authorities or by reimbursing Landlord for) all real property taxes applicable to Tenant’s improvements, installations, additions, machinery, equipment, inventory and the like, and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against Tenant’s personal property. Landlord’s Tax Expenses, which shall be due by reason of the Premises, are included in the Site Service Expenses according to Schedule O. Additionally, Landlord may pass-through to Tenant, Tenant’s proportionate share of any year over year increases in property tax expenses associated with the Premises that exceed ten percent (10%). Landlord shall provide at least thirty (30) days advance written notice of any such pass-through. The term “Tax Expenses” shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, as against Landlord’s right to rent or as against Landlord’s business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term “Tax Expenses” shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord.

7. UTILITIES: Landlord represents and warrants that the Premises will be served with utilities for Tenant’s operations as set forth on Schedule Q, and Utility Expenses shall be handled as set forth on Schedule Q. If at any time during the Term of this Lease Tenant shall fail to timely and fully pay any of such Utility Expenses after the lapse of the 10-day notice and cure period specified in Section 18.3 hereof, in addition to all other remedies available to Landlord hereunder, Landlord may, but without obligation to do so, pay any of such Utility Expenses. With the consent of Tenant, Landlord may assign responsibility for delivery of a specific utility to the wholesale service provider (e.g., electricity from Duke Power).

8. LATE CHARGES: Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the sixth (6th) day of each month or any time thereafter) by Tenant to Landlord of Base Rent, or other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Base Rent or any other sum due from Tenant is not received by Landlord within five (5) calendar days of the date due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to seven percent (7%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for the time period exceeding thirty (30) days that such payments are delinquent as a late charge for the first instance during any calendar year in which Landlord does not receive Rent within said five (5) day period. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier’s check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease.

9. USE OF PREMISES:

9.1 COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND REGULATIONS: The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information, which includes production, R&D, laboratories, storage and administration, which are already accepted and acknowledged by Landlord at the Commencement Date, and for no other uses or purposes without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the unlawful use of Hazardous Materials and other use than as expressly permitted under the provisions of Section 27 below, (ii) does not require any additional parking in excess of the parking spaces required by law, and (iii) conforms with all zoning ordinances and Laws then in effect. The use of the Premises by Tenant and its employees, directors, officers, affiliates, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, “Tenant’s Representatives”) shall be subject to, and at all times in compliance with, the following:

(a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the “Laws”);

(b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been recorded prior to the Commencement Date in any official or public records with respect to any portion of the Premises (the “Recorded Matters”);

(c) any and all documents, matters, or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, that are recorded after the Lease Date, and any amendments, modification and/or cancellations of the Recorded Matters that are recorded after the Commencement Date (collectively, “Subsequently Recorded Matters”). If Landlord agrees to any such Subsequently Recorded Matters (to which it is a party or with respect to which Landlord has direct approval of) without Tenant’s prior written consent then this Lease shall be deemed to supersede such Subsequently Recorded Matters in the event of any conflict. Notwithstanding anything herein to the contrary, if any of the Subsequently Recorded Matters to which Landlord is not a party or with respect to which Landlord has no direct approval of (i.e., Subsequently Recorded Matters which are recorded or imposed by any applicable governmental authorities) adversely affect Tenant’s use under this Lease (excluding any liens related to any mortgage, deed of trust or similar type of security interest, and any improvements to be made to the Premises), then Landlord, upon receipt of written notice of such matters, shall notify Tenant, in writing, of all such Subsequently Recorded Matters. The consequences of these Subsequently Recorded Matters shall be reconsidered by Landlord and Tenant and mutually agreed on its effect to the Lease.

9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy; provided, however, notwithstanding the foregoing, if Tenant permissibly uses the Premises for the purposes allowed by the provisions of this Lease and such permissible use increases the rate of premiums paid for such insurance, then Tenant shall not be considered in breach of the foregoing restriction. No auctions may be held or otherwise conducted in, on or about the Premises without Landlord’s written consent thereto, which consent may be given or withheld in Landlord’s sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way materially obstruct or interfere with the rights of Landlord or other persons or businesses in the area, or use or allow the Premises to be used for any unlawful purpose; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises. including, but not limited to, any offensive odors, noises, fumes or vibrations (other than (i) customary odors resulting from food preparation, provided such food preparation is in compliance with all Laws, including without limitation, the requirements of the Department of Health, (ii) fumes associated with vehicle exhaust, and (iii) vibrations associated with Tenant’s equipment and other equipment and vehicles of Tenant or Tenant’s Representatives). Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not permit any live animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any chemicals or corrosive materials in the drainage systems that cause damage to such systems other than normal wear and tear; nor unlawfully dump or store waste materials, refuse or other such materials, or allow such to remain outside the Buildings, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided.

10. ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES:

10.1 ALTERATIONS AND ADDITIONS: Tenant shall be permitted to make, at its sole cost and expense, alterations and additions to the Premises without obtaining Landlord’s prior written consent, (the “Permitted Improvements”). Tenant, however, has already informed and notified Landlord of such alterations or additions (see Attachment 1) for preparing Parcel A for production purposes. Landlord explicitly acknowledges and agrees to these Permitted Improvements. Upon the expiration or earlier termination of this Lease, Tenant shall remove, at its own cost and expense, all Permitted Improvements made by it and restore the Premises to its condition as of the commencement of the term of this Lease, ordinary wear and tear and damage by casualty excepted, unless Landlord shall agree in writing with Tenant to allow such Permitted Improvements or a designated portion thereof, to remain. Tenant shall also remove upon expiration or earlier termination, at its own cost and expense, all of its equipment, including any equipment previously acquired by Tenant from Landlord. Except for the Permitted Improvements, Tenant shall not Install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility, in all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor approved by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, at Tenant’s sole expense in compliance with all Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations, applicable after Commencement Date. According to Attachment1, Tenant has already informed Landlord of its contractors for Permitted improvements to be done at Parcel A. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.

10.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Premises. Tenant will at once surrender and deliver up the Premises, together with the attached fixtures (other than trade fixtures, and other than any furniture bolted for earthquake purposes which shall be deemed to be not attached to the Premises), additions and Improvements which Landlord has agreed in writing with Tenant not to remove, to Landlord in good condition and repair (including, but not limited to, replacing all light bulbs and ballasts not in good working condition) and in the condition in which the Premises existed as of the Commencement Date, except for reasonable wear and tear, and repairs not required to be made by Tenant as expressly provided in this Lease, or to the extent Landlord has actually received insurance proceeds for such casualty damage. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors caused by forklifts), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Upon such termination of this Lease, Tenant shall remove the Permitted Improvements (to the extent Landlord has agreed with Tenant in writing, at the time set forth in Section 10.1, that it will require such removal), all tenant signage, trade fixtures, non-attached fixtures, furniture, furnishings, equipment, personal property, additions, and other improvements (to the extent Landlord has agreed with Tenant, in writing,) unless Landlord and Tenant agree in writing, that Tenant not remove some or all of such attached fixtures (other than trade fixtures), additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. By the date which is forty-five (45) days prior to such termination of this Lease, Landlord and Tenant shall agree in writing of those attached fixtures (other than trade fixtures), alterations, additions and other non-attached improvements which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, equipment, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. If Landlord falls to so notify Tenant at least forty-five (45) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, alterations, furniture, furnishings, trade fixtures, equipment, cabling and other lines of a non-standard nature, additions and other improvements (other than the Tenant Improvements and those improvements or alterations not required to be removed by Landlord at the time of installation) installed in or about the Premises by, or on behalf of Tenant. Tenant shall cause the removal of such items and the repair of the Premises to be completed prior to such termination of this Lease. For purposes hereof, and notwithstanding anything to the contrary contained herein, Tenant’s racking and in-rack sprinkler systems shall be deemed to be part of Tenant’s trade fixtures and shall be removed from the Premises by Tenant upon the expiration or earlier termination of this Lease.

11. REPAIRS AND MAINTENANCE:

11.1 TENANT’S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for Landlord’s repair and maintenance obligations set forth in Section 11.2., Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises in good, clean and safe condition and repair to the reasonable satisfaction of Landlord any damage caused by Tenant or Tenant’s Representatives and replacing any property so damaged by Tenant or Tenant’s Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises or adjacent to the Building #48, (b) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (c) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (d) all tenant signage, (e) lifts for disabled persons, (f) the Lots within the Premises, if only used by Tenant, and (f) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof. In addition to the foregoing, Tenant shall be solely responsible for the provision of any security measures uniquely or specifically relating to Tenant’s operations, including without limitation, security measures for any items of personal property, inventory or equipment placed or otherwise temporarily stored outside of the Buildings. Notwithstanding the foregoing, Landlord shall, at its own cost and expense, make such repairs caused by the negligence or willful acts of Landlord or its agents and employees.

11.2 LANDLORD’S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives, Landlord agrees, at Landlord’s sole cost and expense without any reimbursement as part of Operating Expenses specified herein, to (a) keep in good repair the structural portions of the floors, foundations, exterior perimeter walls of the Building and load-bearing walls not altered by Tenant (exclusive of glass and exterior doors), (b) replace the structural portions of the roof of the Building, and (c) maintain and repair all other portions of the Premises, for which Landlord is responsible for, including, but not limited to the common and parking areas and the HVAC, electrical and plumbing systems, serving Parcel C and D. All such maintenance and repairs shall be of the same type, nature and scope as Landlord undertakes the same for the other buildings at the Mt. Holly East plant as per Commencement Date in order to ensure a proper and reliable function and operation.

11.3 TENANT’S FAILURE TO PERFORM REPAIRS AND MAINTENANCE OBLIGATIONS: Except for normal maintenance and repair of the items described above, Tenant shall have no right of access to or right to install any device on the roof of the Buildings nor make any penetrations of the roof of the Buildings without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and properly maintain the Premises as required herein and to the reasonable satisfaction of Landlord, upon prior notice to Tenant and after expiration of the applicable cure period, both as specified in Section 18.3 hereof Landlord may, but without obligation to do so, at any time thereafter make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, trade fixtures, equipment, fixtures or other property, or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord’s costs for making such repairs and/or maintenance, plus ten percent (10%) for overhead, upon presentation of a bill therefor.

12. INSURANCE:

12.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages: (i) workers’ compensation: statutory limits; (ii) employer’s liability, as required by law, with a minimum limit of $1,000,000 per employee and $2,000,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising. Such insurance shall have a combined single limit of not less than $5,000,000 per occurrence with a $5,000,000 aggregate limit. If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement if necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $1,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) “all risk” or “special purpose” Tenant’s property insurance, including without limitation, sprinkler leakage, if applicable, covering damage to or loss of any Tenant’s personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, together with, if the property of Tenant’s invitees is to be kept in the Premises, warehouse’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises, and (vi) “pollution legal liability” insurance with limits of not less than $2,000,000 per occurrence.

12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of North Carolina, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A-X as set forth in the most current issue of “A.M. Best’s Rating Guides Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance, except insurance coverage under Section 12.1. (v), when it is in place, and required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as additional insured as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

12.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord shall be named as additional insured under all of the policies required in Section 12.1(iii) above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord’s insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant’s insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may after having given Tenant ten (10) days prior written notice, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as additional rent, the amount so paid by Landlord, upon Landlord’s demand therefor. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

12.5. LANDLORD’S INSURANCE: During the Term hereof and for the benefit of Landlord, the Premises including HVAC system shall be insured against loss or damage by fire and all extended coverage for the full replacement cost thereof. In addition Landlord shall also maintain, during the entire term of the Lease, and provide commercial General Liability Insurance in the amount of at least US $ 5,000,000 per occurrence, providing coverage against any and all claims for death, bodily injury and property damage occurring in, on or about the Premises including the Lot and other common areas. Landlord shall purchase and keep in force such insurance policy or policies with commercial reasonable deductibles and with Tenant as a named insured. Tenant shall reimburse for the cost thereof as provided below and as per Schedule O – Site Services Expenses.

13. WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant and Landlord pursuant to Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party’s insurance coverage to be voided or otherwise limited.

14. LIMITATION OF LIABILITY AND INDEMNITY: Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees, Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord’s lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, successors and assigns (collectively, the “Landlord’s Indemnitees”) harmless and indemnify the Landlord’s Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from Tenant’s gross negligence or willful misconduct, which in any way are related to, (i) Tenant’s or Tenant’s Representatives’ use of the Premises, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) any liability for injury to person or property of Tenant, Tenant’s Representatives, or third party persons, and/or (v) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease and arising from. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease. This provision restricts or limits in no way the indemnification of Tenant by Landlord in Sect. 27.3.

Except to the extent caused by the gross negligence or willful misconduct of Tenant or its agents or employees, Landlord agrees to protect, defend (with counsel reasonably acceptable to Tenant) and hold Tenant and Tenant’s lenders, partners, members, agents, directors, officers, employees, representatives, shareholders, successors and assigns and each of their respective lenders, partners, members, agents, directors, officers, employees, representatives, shareholders, successors and assigns (collectively, the “Tenant’s Indemnitees”) harmless and indemnify the Tenant’s indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from Landlord’s gross negligence or willful misconduct. Landlord agrees that the obligations of Landlord herein shall survive the expiration or earlier termination of this Lease. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. This provision restricts or limits in no way the indemnification of Landlord by Tenant in Sect. 27.3.

15. ASSIGNMENT AND SUBLEASING: Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, “assignment”), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without in each instance first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if at the time of Tenant’s request for Landlord’s consent to any proposed assignee or subtenant (i) Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods, or (ii) the use to be made of the Premises by the proposed assignee or subtenant differs from the uses permitted under this Lease. Tenant further agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (Title III of the Americans with Disabilities Act) for which Landlord would be responsible hereunder and/or Environmental Laws (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional ADA requirements and/or Environmental Laws and obtain Landlord’s written consent thereto, and (b) comply with all Landlord’s reasonable conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. No consent to any assignment or sublease shall constitute a waiver of the provisions of this Section 15, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, but which shall be subject to the provisions of this Section 15.

16. RIGHT OF ENTRY: Tenant grants Landlord or its agents the right to enter the Premises upon twenty-four (24) hours prior written or verbal notice (except in an emergency, in which event no prior notice shall be required) during business hours for purposes of inspection, exhibition, posting of notices, repair or alteration, provided such entry does not interfere with Tenant’s use of Premises. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place “for rent” or “for lease” signs on the outside of the Premises during the last three (3) months of the Lease Term.

17. ESTOPPEL CERTIFICATE: Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging and if applicable that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a material default of the provisions of this Lease.

18. TENANT’S DEFAULT: The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease:

18.1 The abandonment (as statutorily defined) of the Premises by Tenant. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

18.2 The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required hereunder within ten (10) business days after receipt of Landlord’s written notice to Tenant that said payment is past due. Tenant agrees that any such written notice delivered by Landlord, to the fullest extent permitted by law, shall serve as the statutorily required notice under applicable law. In addition to the foregoing, Tenant agrees to notice and service of notice as provided for in this Lease;

18.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within (i) thirty (30) days after receipt of Landlord’s written notice or such failure to Tenant; provided, if the failure complained of is a failure other than one which may be cured by the payment of money, no default on the part of Tenant in the performance of work required to be performed or acts to be done or conditions to be met shall be deemed to exist if, within the aforesaid thirty (30) period, steps shall have been in good faith commenced promptly by Tenant to rectify the same and shall be prosecuted to completion with diligence and continuity;

18.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets. Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold;

19. REMEDIES FOR TENANT’S DEFAULT:

19.1 LANDLORD’S RIGHTS: In the event of Tenant’s material default under this Lease beyond any applicable cure periods as provided in Section 18 herein, Landlord may terminate Tenant’s right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry, and if this right of re-entry is exercised following abandonment (as statutorily defined) of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises for a period of time exceeding thirty (30) days to also have been abandoned; provided, however, that said thirty (30) days is not in addition to the statutorily required time period under applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 20 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to re-let the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure. Landlord shall use commercially reasonable efforts to mitigate its damages hereunder.

19.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant’s right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder.

19.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise; or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor’s rights generally.

19.4 WAIVER OF A TENANT DEFAULT: The waiver by Landlord of any default of any provision of this Lease shall not be deemed or construed a waiver of any other default by Tenant hereunder or of any subsequent default of this Lease, except for the default specified in the waiver.

20. HOLDING OVER: If Tenant holds possession of the Premises after the expiration of the Term of this Lease with Landlord’s consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month, unless otherwise agreed by Landlord and Tenant in writing. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Termination of such tenancy shall occur by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord’s permission or lack of permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

21. LANDLORD’S DEFAULT: Landlord shall not be deemed in breach or “Default” of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision (except as otherwise set forth below), a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

If Landlord has not commenced to cure the same within said thirty (30) day period or any other mutually agreed period and thereafter diligently prosecutes the same to completion and Landlord shall not thereafter cure such default. Tenant shall be entitled, in addition to all remedies otherwise available in law or equity under the laws of the United States and/or North Carolina, to (a) cure such default and/or deduct all such amounts from Rent, (b) bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement devolving upon Landlord, without terminating this Lease and/or (c) in an emergency, cure any such breach or failure prior to the expiration of the notice period if reasonably necessary to protect the Premises and/or parking for or access to the Premises, to prevent injury or damage to persons or property, or in the event of any other emergency and deduct all such amounts from rent.

22. PARKING: Tenant shall have the right to use on a non-exclusive basis all parking spaces on the Lot during the Term of this Lease. Landlord shall exercise reasonable efforts to insure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same.

23. SALE OF PREMISES: In the event of any sale of the Premises by Landlord or the cessation otherwise of Landlord’s interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder accruing from or after the date of such sale or transfer; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants, liabilities and obligations of the Landlord under this Lease. For purposes of this Section 23, the term “Landlord” means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Premises shall be deemed a sale within the meaning of this Section 23. Tenant agrees to attorn to such new owner provided such new owner agrees not to disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease beyond applicable cure periods.

24. WAIVER: No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

25. CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case a Building shall be so damaged by fire or other casualty that fifty percent (50%) or more of the Building requires substantial alteration or reconstruction, in Landlord’s reasonable opinion, Landlord or Tenant may terminate this Lease as to such Building only or Tenant may terminate this Lease in whole by notifying the other party in writing of such termination within ninety (90) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage but only to the extent and during the time period Tenant is not reasonably able, in Tenant’s good faith business judgment, to conduct its operations in the Building during such ninety (90) day period. If the Building or any part thereof shall be damaged by fire or other casualty such that the repair of such damage or casualty shall require more than nine (9) months to complete [subject to extension for delays attributable to Tenant’s or any of Tenant’s Representatives’ acts or omissions (collectively, “Tenant Delays”), or to acts or events beyond Landlord’s control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, discontinuance of any utility or other service required for performance of the reparation work, moratoriums, governmental agencies, delays on the part of governmental agencies, weather, and the lack of availability or shortage of specialized materials used in the construction of the Building (collectively, “Force Majeure Delays”)], then either Tenant or Landlord may terminate this Lease as to such Building only by notifying the other party of such election to terminate this Lease within thirty (30) days after the date on which it is determined by Landlord and Tenant of the length of time necessary to substantially complete such repairs, in which event the Rent shall be abated as of the date of such damage but only to the extent and during the time period Tenant is not reasonably able, in Tenant’s good faith business judgment, to conduct its operations in the damaged portion of the Building. Landlord and Tenant shall determine in writing of the determination of the percentage of the Building damaged or the length of time to complete the reparation of such damage as soon as reasonably possible after Landlord is notified in writing of the damage, but in all events within ninety (90) days of Landlord’s receipt of such notification from Tenant in writing. If neither party exercises their rights to so elect to terminate this Lease in accordance with the aforesaid provisions, and provided insurance proceeds are available to fully repair the damage (excluding any deductible), Landlord shall within ninety (90) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for any Tenant Delays or any Force Majeure Delays and all time periods for performance by Landlord shall be extended commensurately by the period of time attributable to such delays) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, furnishings, fixtures, equipment removable by Tenant, the Tenant Improvements or any other improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease, or Tenant’s initial Alterations. If they are not becoming part of the Building, which requires insurance coverage under Landlord’s Property Insurance. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) actually received by Landlord as a result of the fire or other casualty, provided that Landlord has complied with its insurance obligations under Sect. 12.5.. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant’s personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Building is unfit for occupancy. Notwithstanding anything to the contrary contained herein (except as set forth below), if the Building or any portion thereof be damaged by fire or other casualty resulting from the Intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds and Landlord has no responsibility for the lack of insurance coverage. However, Landlord expressly hereby releases Tenant to the extent of Landlord’s insurance coverage (but only the amount in excess of Landlord’s deductible), from any liability for loss or damage caused by fire or any casualties even if such fire or other casualties should be brought about by the negligence of Tenant or Tenant’s Representatives. In the event the holder of any indebtedness secured by the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder except for those obligations expressly intended to survive any such termination of this Lease.

26. CONDEMNATION: If the whole or a substantial portion of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Base Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for loss of or damage to Tenant’s trade fixtures, equipment, Permitted Improvements and removable personal property or for damages for cessation or interruption of Tenant’s business provided such award is separate from Landlord’s award in addition to the foregoing, Tenant shall be entitled to seek compensation for loss of business, any and all the relocation costs or the taking of Tenant’s trade fixtures, Permitted Improvements or equipment recoverable by Tenant pursuant to the provisions of North Carolina law. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises to substantially the same condition then existing prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, for the Base Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.

27. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:

27.1 TENANT’S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, or migrations, of any Hazardous Materials in violation of Environmental Laws on, under or about any portion of the Premises or in any of the Lot thereof; provided, however, that Tenant has actual knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, or migration of any Hazardous Materials in violation of Environmental Laws arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant’s Representatives such that the affected portions of the Premises and any adjacent property are returned to substantially the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof for any Hazardous Materials released on the Premises in violation of Environmental Laws caused by the Tenant or Tenant’s Representatives. If Tenant fails to so promptly Investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon request by Landlord, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make reasonably equivalent economic use of the Premises after the satisfactory completion of such work. Notwithstanding anything to the contrary contained in this Lease, Landlord acknowledges and agrees that Tenant shall have the right to handle, use and store Hazardous Materials on and about the Premises as part of and incidental to Tenant’s intended use of the Premises as set forth in the Basic Lease Information, provided such Hazardous Materials are handled, used and stored in compliance with all applicable Environmental Laws. The term “Hazardous Materials” as used in the Lease shall mean any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste (or any constituent or decomposition product of any pollutant, materials or substance) regulated under any Environmental Laws, including without limitation asbestos, petroleum or petroleum by-products, radon gas, polychlorinated biphenyls, urea formaldehyde or toxic mold. The term “Environmental Laws” shall mean all federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any governmental authority relating to pollution or Hazardous Materials or protection of human health or the environment.

27.2 WASTEWATER SERVICES: Subject to the approval by the State of North Carolina of the Landlord’s application for re-permitting of its wastewater treatment plant, Landlord agrees that Landlord’s wastewater treatment system has the capacity and capability to receive and treat Tenant’s wastewater in accordance with all applicable Environmental Laws, and at the rates established in Schedule Q of this Lease. Landlord agrees to obtain required permits under all applicable Environmental Laws for treatment and discharge of Tenant’s wastewater. Landlord agrees to accept Tenant’s wastewater for treatment and to treat and discharge Tenant’s wastewater, all in compliance with all applicable Environmental Laws and at the rates established in Schedule Q of this Lease. Landlord warrants and agrees that it is the owner and operator of the wastewater treatment facility and is the permit holder for the facility. Landlord warrants and agrees that it is acting as an independent contractor for Tenant’s wastewater treatment services. Landlord warrants and agrees that Landlord is solely responsible for the wastewater treatment facility, for the property (including the subsurface) on which the wastewater treatment facility sits, and for discharges from the wastewater treatment facility. Basic Lease Information section “T” shall apply if the Landlord’s re-permitting application is finally denied.

27.3 ENVIRONMENTAL INDEMNITY: In addition to Tenant’s obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord’s Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Premises), suits, administrative proceedings and costs (including, but not limited to, reasonable attorneys’ and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises as a result of, and to the extent caused by the Tenant or Tenant’s Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 28.2 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.

In addition to Landlord’s obligations as set forth hereinabove, Landlord agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Tenant and Tenant’s Representatives harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, reasonable attorneys’ and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises including the Lot or any portion thereof (i) that existed as of the Commencement Date and / or (ii) that occurs at any time during or after the Commencement Date, if caused by the Landlord or any of Landlord’s Representatives, agents, invitees, licensees, contractors or any other person other than Tenant, including services provided by Landlord under Section 27.2. of this Lease.

27.4 SURVIVAL: Tenant’s and Landlord’s obligations and liabilities pursuant to the provisions of this Section 27 shall survive the expiration or earlier termination of this Lease.

27.5 TENANT’S EXCULPATION: The Landlord and the Tenant acknowledge the status of the soil and groundwater as per Commencement Date, and which is established at least partly in the Tier 2 2001 report dated by March 2002. The intent of this Section 27.5. of the Lease is to exculpate Tenant and Tenant’s Representatives from responsibility for any contamination for any environmental media, that existed prior to the Commencement Date and any contamination that is caused by Landlord or any other person or entity other than Tenant and Tenant’s Representatives after the Commencement Date. Tenant shall not be liable for nor otherwise obligated to Landlord or any other person or entity under any provision of the Lease with respect to (i) any claims (including without limitation, third-party claims), remediation obligation, investigation obligation, liability, cause of action, attorneys’ fees, consultants’ cost, expense or damage resulting from any Hazardous Material present in, on or about the Premises to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or Tenant’s Representatives; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises caused by any source, including third parties other than Tenant or any of Tenant’s Representatives, as a result of or in connection with the acts or omissions of persons other than Tenant or Tenant’s Representatives; provided, however, with respect only to Parcels “A,” “B1” and “B2” Tenant shall be liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys’ and experts’ fees and costs) and losses to the extent (a) Tenant or Tenant’s Representatives contributes to the presence of such Hazardous Materials or Tenant and/or Tenant’s Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant’s Representatives allows or permits persons over which Tenant or Tenant’s Representatives has control and/or for which Tenant or Tenant’s Representatives are legally responsible for, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises or does not take all reasonably appropriate actions to prevent such persons over which Tenant or Tenant’s Representatives has control and/or for which Tenant or any of Tenant’s Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises in violation of Environmental Laws.

28. GENERAL PROVISIONS:

28.1 TIME: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

28.2 SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

28.3 LANDLORD’S PERSONAL LIABILITY: The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Premises if other than Landlord and any and all Landlord’s indemnitees) to Tenant for any default by Landlord under the terms of this Lease other than termination of Lease not caused by default of Tenant shall be limited to the actual interest of Landlord and its present or future partners or members in the Premises and all insurance and condemnation proceeds received therefrom, and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord (including without limitation, any property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Premises, and Landlord shall be automatically released from further performance under this Lease upon transfer of Landlord’s interest in the Premises or the Buildings, except for obligations or liabilities accruing during Landlord’s actual period of ownership prior to the date of transfer of ownership.

28.4 SEPARABILITY: Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

28.5 CHOICE OF LAW: This Lease shall be governed by, and construed in accordance with, the laws of North Carolina.

28.6 ATTORNEYS’ FEES: In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

28.7 ENTIRE AGREEMENT: This Lease (which includes the Basic Lease Information and the Schedules and Attachment I) supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

28.8 WARRANTY OF AUTHORITY: Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Each party hereby warrants that this Lease is valid and binding upon itself and enforceable against itself in accordance with its terms.

28.9 NOTICES: Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) solely for purposes associated with any legal proceeding involving or relating to this Lease, by personal delivery; or (c) by overnight courier, addressed to Landlord at 4000 Monroe Road, Charlotte, NC 28205. Note: address is the same for notices as it is for rental payments. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) solely for purposes associated with any legal proceeding involving or relating to this Lease, by personal delivery; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail.

28.10 JOINT AND SEVERAL: If Landlord or Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

28.11 COVENANTS AND CONDITIONS: Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

28.12 WAIVER OF JURY TRIAL: The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant,

Tenant’s use or occupancy of the Premises, the Buildings or the Lot, and/or any claim of injury, loss or damage.

28.13 COUNTERCLAIMS: In the event Landlord commences any proceedings for nonpayment of Base Rent, Additional Rent, or any other sums or amounts due hereunder, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings, unless such counterclaim must, as a matter of law, be joined with Landlord’s proceeding; provided, however, nothing contained herein shall be deemed or construed as a waiver of the Tenant’s right to assert such claims in any separate action brought by Tenant or the right to offset the amount of any final judgment owed by Landlord to Tenant.

28.14 MERGER: The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate at an assignment to Landlord of any or all of such subleases or subtenancies. Landlord’s election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

28.15. QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, so long as Tenant is not in default beyond all applicable notice and cure periods, shall lawfully, peaceably and quietly hold, occupy and enjoy the Premises during the Term without hindrance, ejection or molestation. Landlord covenants and warrants that it is lawfully seized of the Premises and has good, right and lawful authority to enter into this Lease for the full Term aforesaid, that the Premises are free and clear of all encumbrances and any restrictions preventing Tenant’s use of the Premises as contemplated herein, and that Landlord will put the Tenant in actual possession of the Premises on the Commencement Date.

28.16. RIGHT OF RECISSION. Tenant or Landlord may terminate this Lease by written notice to the other without any further liability for each party. If Landlord is unable to obtain the WWTP permits required for Tenant’s use of the Premises as contemplated by Tenant. This right of termination shall be valid if the WWTP permits are finally denied by the government authorities.

29. SIGNS: All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord’s prior written approval and any applicable governmental laws, ordinances, and regulations, which approval shall not be unreasonably withheld or delayed. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. If Tenant fails to do so upon the expiration or earlier termination of this Lease, Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary and actually expended to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any neon, flashing or moving sign(s) or banners be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

30. REPRESENTATIONS OF TENANT: Tenant hereby represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement fact promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

32. LANDLORD’S ABILITY TO PERFORM TENANT’S UNPERFORMED OBLIGATIONS: Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, after Landlord’s notice and beyond applicable cure periods as provided in Section 18 herein, and/or if the failure of Tenant relates to a matter which in Landlord’s judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord’s option without any obligation to do so, and in its sole but reasonable discretion as to the necessity therefor, perform any such term, provision, covenant or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant’s obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.

IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

LANDLORD: CLARIANT CORPORATION

	/s/ C Barnard	12 -16-2002

By:	Signature	Date
Title:	Sr. V.P.—Legal

TENANT: SCR-TECH LLC

	/s/ Brigitte Hartenstein	12 -16-2002

By:	Signature	Date
Title:	CFO

First Amendment to Lease Clariant / SCR-Tech, LLC	2/18/2004

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into effective the 1st day of January 1, 2004 (“Effective Date”) by and between Clariant Corporation (“Landlord”), with an address of 4000 Monroe Road, Charlotte, NC 28205, Attention: Christopher S. Barnard, and SCR-Tech, LLC (“Tenant”), with an address of 11701 Mt. Holly Road, Charlotte, NC 28214, Attention: Brigitte Hartenstein.

Recitals

A. Landlord is the owner of those certain buildings as per Schedule F of the Lease Agreement dated 12/16/2002 (the “Lease”), located at 11701 Mt. Holly Road, Charlotte, North Carolina.

B. Tenant wishes to lease an additional building (Parcel “C2” – Building # 51, “Office”) as an office and to relinquish its rights to its entire offices in Building # 37. Tenant agrees to lease the Office in an as-is condition including its current furniture and equipment. Landlord agrees to transfer title and ownership of the equipment at no cost to Tenant, free of all liens and encumbrances and makes no representations as to suitability, fitness or condition of the furniture and equipment (“Transferred Office Property”).

C. Referring to the Lease Schedule F – Premises; Tenant is occupying 552 square feet in Building # 34 instead of 400 square feet in Building # 11, which is Parcel “D”.

NOW, THEREFORE, the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Additional Leased Space. Notwithstanding anything to the contrary in the Lease, Landlord hereby agrees to lease to Tenant and Tenant’s agents, employees, and representatives Parcel C2 – Building # 51 (the “Office”) and Tenant hereby surrenders all of its interest in Parcel C – Building # 37 (the “Surrendered Office”). All references to the Surrendered Office in the Lease shall be considered deleted and replaced with the Office. The Office shall be used, pursuant to the Lease, for general office and clerical use. In addition, Landlord hereby consents to all work, demolition and construction performed in, upon and about the Office prior to the Effective Date and up to the date of Landlord’s execution of this Amendment. Any further work, demolition and construction performed in, upon and about the Office shall be performed in accordance with the terms of the Lease.

2. Surrender of Surrendered Office. Landlord hereby agrees to the surrender of the Surrendered Office in its “as-is” condition as of the date hereof, and agrees that Tenant shall have no further liability or obligation with regard to the surrender of the Surrendered Office.

3. Expense Adjustment: In consideration of the surrender of the Surrendered Office and the lease of the Office, Schedule L and Schedule O shall be adjusted as follows:

A)	Schedule L - Base Rent. As of the Effective Date, the existing reference to Base Rent for Parcels C&D in Schedule L shall be deleted and replaced with the following:

Parcels C&D - $11.00/sf-yr, ($ 38,522 per year or $3210.16 per month) based on 3502 sq. ft (reflecting 552 sq. ft of laboratory space in Parcel D and 2950 square feet of space in Parcel C-2, Building 5), subject to the terms of paragraph 4 of the Amendment.

B)	Schedule O - Site Services. The Site Service Expenses for the Office shall be calculated as follows:

2.950 sqft. x US$ 1.67 = US $ 4,926.50 per year subject to the terms of paragraph 4 below.

4. Notwithstanding anything to the contrary contained herein, in consideration of the amounts spent by Tenant on the renovation of the Office, Landlord hereby agrees that until January 1, 2005, Tenant shall only pay Base Rent and Site Service Expenses on 1435 square feet of the Office.

5. Based on the foregoing, as of the Effective Date, Schedule F of the Lease is hereby deleted in its entirety and replaced with the following:

Schedule F Premises (See also attachment 2-Plot Plan as modified by the First Amendment to Lease)

Parcel “A”–Building 48 (28,800 sf) – Production

Parcel “Bl”–Building 21A (13,280 sf) – Warehouse

Parcel “B2”–Building 21 (20,477 sf) – Warehouse

Parcel “C”–Building 51 (2,950 sf) – Office

Parcel “D”– Building 11– (552 sf) – Laboratory

6. Term. This Amendment shall commence effective the Effective Date.

7. Bill of Sale. Landlord agrees to execute a bill of sale in form attached hereto as Exhibit A to acknowledge the transfer of the Transferred Office Property to Tenant.

All other terms and conditions of the Lease remain unchanged.

[Signatures continued on next page]

2

First Amendment to Lease Clariant / SCR-Tech, LLC	2/18/2004

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on this 18th day of February, 2004.

Landlord:
CLARIANT CORPORATION

By:	/s/ HEINER MEIER

Title:	Sr. V.P. & C.F.O.

Print Name:	Heiner Meier

Date:	02-18-04

[SEAL]

Tenant
SCR-TECH, LLC

By:	/s/ BRIGITTE HARTENSTEIN

Title:	CFO and VP Contract Management

Print Name:	Brigitte Hartenstein

Date:	02-18-04